Exhibit 10

FIRST AMENDMENT

TO

SECURED CONVERTIBLE FACILITY AGREEMENT

First Amendment to Secured Convertible Facility Agreement (this “Amendment”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and Juvenescence Limited, a British Virgin Islands company (“Lender”) is effective as of July 21, 2020 (“Effective Date”).

WHEREAS, Borrower and Lender, entered into a Secured Convertible Facility Agreement, dated March 30, 2020 (the “Loan Agreement”);

WHEREAS, Borrower’s common stock, par value $0.0001 per share, is listed on the NYSE American stock exchange;

WHEREAS, in order to list the shares issuable to Lender by Borrower upon the conversion of the loan amount into shares of Borrower and/or the exercise of warrants issued to Lender under the terms of the Loan Agreement, NYSE American has required that the parties amend the Loan Agreement to comply with Section 713 of the NYSE American Company Guide,

WHEREAS, Lender has also agreed to waive certain requirements of the Loan Agreement otherwise applicable to the Third Drawdown, and

WHEREAS, Lender and Borrower have agreed to amend the Loan Agreement on terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2.       Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)       Clause 1.1 of the Loan Agreement is hereby amended by the addition of the following definitions:

“Applicable Exchange” means NYSE American stock exchange or any other national stock exchange on which the Shares are listed.

“Drawdown Amount” means the Advance delivered to Borrower by Lender upon delivery of each Drawdown Notice.

“Drawdown Market Price” with respect to any Drawdown Amount means the Market Price of the Shares as of the date of the applicable Drawdown Notice.

“19.9% Cap” means 19.9% of the number of Shares outstanding on March 30, 2020.

“50% Cap” means one share less than 50% of the total outstanding shares of Borrower as of the date on which the 50% Cap is determined.

(b)       Clause 3.7 of the Loan Agreement is hereby amended to read follows:

First Amendment to Secured Convertible Facility Agreement

3.7 Within 10 days after each Advance the Borrower shall issue the Lender a duly executed certificate in respect of Warrants in accordance with the terms of the Warrant Agreement.

(c)       Clause 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.5       [reserved]

(d)       Clause 7 of the Loan Agreement is hereby amended by the addition of Clause 7.6 which shall read as follows:

7.6 Each Advance to Borrower shall be treated as a separate tranche for the purposes of determining the applicability of the 19.9% Cap limitations set forth in this Clause 7.6, and each such tranche may have a different Drawdown Market Price. Only Shares issuable upon the conversion of a Drawdown Amount with a Drawdown Market Price that was higher than the lowest price per Share or Unit paid by investors for Shares or Units in the Qualified Offering (“Borrower Conversion Price”), shall be aggregated for the purposes of determining the applicability of the 19.9% Cap limitations as set forth in this Clause 7.6. If under the rules of the Applicable Exchange, approval by the stockholders of Borrower would be required in connection with the issuance of Shares or Units upon any conversion under this Clause 7, then unless and until such stockholder approval has been obtained, (a) the maximum amount of each tranche’s Drawdown Amount that may be converted into Shares or Units (including Shares issued separately or as a part of a Unit) at a Borrower Conversion Price lower than the Drawdown Market Price applicable to the Drawdown Amount being converted shall be an amount entitling Lender to receive a number of Shares that, when added to any Shares (including Shares that are part of a Unit) issued to Lender in the Qualified Offering or that are otherwise deemed by the Applicable Exchange to be issued to Lender connection with the consummation of the Qualified Offering, would equal the 19.9% Cap, and (b) the maximum amount of the Outstanding Amount that may be converted into Shares or Units shall be an amount entitling Lender to receive a number of Shares (including Shares that are part of a Unit) that, when added to other Shares owned by Lender immediately prior to such Qualified Offering and added to any Shares (including Shares that are part of a Unit) issued to Lender in the Qualified Offering and any Shares issued to Lender upon the exercise of Warrants in connection with the conversion or in connection with the Qualified Offering, would equal the 50% Cap. To the extent any Outstanding Amount cannot be so converted as a result of the 19.9% Cap or the 50% Cap such amount shall remain outstanding as loan funds in accordance with the terms of this Agreement.

(e)       Clause 8.3 of the Loan Agreement is hereby amended to read as follows:

8.3 Each Advance to Borrower shall be treated as a separate tranche for the purpose of determining the applicability of the 19.9% Cap limitations set forth in this Clause 8.3, and each such tranche may have a different Drawdown Market Price. Only Shares issuable upon the conversion of a Drawdown Amount with a Drawdown Market Price that is lower than the conversion price as determined under Clause 8.1, shall be aggregated for the purposes of determining the applicability of the 19.9% Cap limitations as set forth in this Clause 8.3. If under the rules of the Applicable Exchange approval by the stockholders of Borrower would be required in connection with the issuance of Shares upon any conversion under this Clause 8, then unless and until such stockholder approval has been obtained, (a) at any time the conversion price as calculated in accordance with Clause 8.1 would be less than the Drawdown Market Price applicable to the Drawdown Amount being converted, the maximum amount of the Drawdown Amount that may be converted into Shares shall be the amount entitling Lender to receive a number of Shares that, when added to any Shares previously or contemporaneously issued to Lender upon a conversion subject to the restrictions of this Clause 8.3(a), would equal the 19.9% Cap, and (b) the maximum amount of the Outstanding Amount that may be converted into Shares shall be subject to the 50% Cap. To the extent any Outstanding Amount cannot be so converted as a result of the 19.9% Cap or the 50% Cap such funds shall remain outstanding as loan funds in accordance with the terms of this Agreement.

First Amendment to Secured Convertible Facility Agreement

3.       Covenants of Borrower. Borrower agrees that if at any time during the Term: (a) the exercise of Warrants by Lender is limited by the 50% Cap, or (b) a conversion under Clause 7 of the Loan Agreement or a conversion under Clause 8 of the Loan Agreement is limited by the 19.9% Cap or the 50% Cap, Borrower shall use commercially reasonable efforts to obtain its stockholders’ approval at Borrower’s next annual meeting of stockholders of the issuance of Shares under the Warrants and under this Agreement in excess of the 19% Cap and 50% Cap.

4.       Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Loan Agreement and the other Facility Documents are and shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Lender. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Facility Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of Borrower that would require the waiver or consent of Lender.

5.       Guarantors. Borrower agrees, as a condition to the effectiveness of this Amendment, to cause the execution by each Guarantor of the Acknowledgement and Consent of Guarantors in the form attached as Exhibit A to this Amendment.

6.       Waiver of Conditions to Third Drawdown.

(a)       Lender hereby waives the conditions set forth in Sections 3.3 and 10.2 of the Loan Agreement that, as a condition to the funding of the Third Drawdown and, except as set forth in following proviso, any subsequent Advance under the Loan Agreement, the Obligors execute and deliver to Lender the Security Agreement, IP Security Agreement and all other documents and other items required to be delivered pursuant to such Sections (collectively, the “Security Documentation Deliverables”); provided, that Lender hereby reserves the right to require, in Lender’s sole discretion, the Obligors to execute and deliver each of the Security Documentation Deliverables as a condition to the funding of any Advance made pursuant to the Loan Agreement (or as a condition to any amendment, restatement, supplement, waiver or other modification of the Loan Agreement) from and after the date of the Third Drawdown, and each of the Obligors hereby acknowledges and agrees that Lender shall have the right to require such delivery of the Security Documentation Deliverables in Lender’s sole discretion.

First Amendment to Secured Convertible Facility Agreement

(b)       Lender hereby waives the requirements of Section 11 of the Loan Agreement relating to the guaranty, subject to and effective upon the Advance under the Third Drawdown, by the Guarantors of the obligations of Lender and the other covenants of the Guarantors set forth in such Section 11 (the “Guarantee”); provided, that the parties agree and acknowledge (i) that Lender hereby reserves the right to require, in Lender’s sole discretion, the Guarantors to execute and deliver a joinder to the Loan Agreement, including to the provisions of Section 11 thereof and to the representations and warranties of the Guarantors set forth therein (a “Joinder”), as a condition to the funding of any Advance made pursuant to the Loan Agreement (or as a condition to any amendment, restatement, supplement, waiver or other modification of the Loan Agreement) from and after the date of the Third Drawdown, and each of the Obligors hereby acknowledges and agrees that Lender shall have the right to require the making of such Guarantee and the delivery of such Joinder in Lender’s sole discretion; and (ii) that notwithstanding Section 13.1(i)(i) of the Loan Agreement, unless and until the Guarantee is made in accordance with this Section 6(b), the Borrower shall not sell, lease, license, consign, transfer, contribute, or otherwise dispose of any material portion of its assets to any Guarantor, individually or collectively, in a single transaction or series of transactions, without the written consent of Lender, and that a breach of this undertaking shall constitute an Event of Default under the Loan Agreement. Borrower hereby represents and warrants to Lender as of the date of this Amendment that since the date of the Initial Drawdown, except as expressly disclosed to Lender in writing prior to the date of this Amendment, the Borrower has not sold, leased, licensed, consigned, transferred, contributed, or otherwise disposed of any material portion of its assets to any Guarantor, individually or collectively, whether in a single transaction or a series of transactions.

7.       Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and the Guarantors, and each of their respective successors and assigns.

8.       Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of England and Wales.

9.       Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows.]

First Amendment to Secured Convertible Facility Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Lender:

AgeX Therapeutics Inc., a Delaware corporation		Juvenescence Limited, a British Virgin Islands company

By:	/s/ Michael D. West	By:	/s/ Gregory Bailey
	Michael D. West, President and CEO		Gregory Bailey, Authorized Signatory

By:	/s/ Andrea Park
Andrea Park, Chief Financial Officer

Signature Page

Amendment to Secured Convertible Facility Agreement

Exhibit A

Acknowledgment AND Consent OF GUARANTORS

Reference is made to the Loan Agreement, dated as of March 30, 2020 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Loan Agreement”), among AgeX Therapeutics Inc., a Delaware corporation (“Borrower”), ReCyte Therapeutics, Inc., a California corporation (“ReCyte”) and Reverse Bioengineering, Inc., a Delaware corporation (“Reverse”, and together with ReCyte, “Guarantors”) Juvenescence Limited, a British Virgin Islands company (“Lender”). Capitalized terms used and not defined herein shall have the respective meanings given them in the Loan Agreement.

Borrower and Lender have agreed to amend the provisions of the Loan Agreement solely on the terms described in First Amendment to Loan Agreement, dated as of July 21, 2020 (the “Amendment”).

Each of the undersigned parties hereby (a) consents to the transactions contemplated by the Amendment, (b) acknowledges that Lender may, in its sole discretion, condition any further Advance under the Loan Agreement (or any amendment, restatement, supplement, waiver or other modification of the Loan Agreement) upon the execution of a Joinder and making of the Guarantee, as each such term is defined in the Amendment and (c) acknowledges and agrees that any guarantees, indemnities, or grants of security interests made by such party contained in the Loan Agreement and Facility Documents as in effect on the date of this Acknowledgement and Consent are, and shall remain, in full force and effect after giving effect to the Amendment.

IN WITNESS WHEREOF, the Guarantors have executed this Acknowledgment and Consent as of July 21, 2020.

Guarantors:

ReCyte Therapeutics Inc., a California corporation		Reverse Bioengineering, Inc., a Delaware corporation

By:	/s/ Michael West	By:	/s/ Michael West
Name:	Michael D. West	Name:	Michael D. West
Title:	CEO	Title:	CEO

Exhibit A

Amendment to Secured Convertible Facility Agreement